UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934
(Amendment No.)

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

PAYCOM SOFTWARE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Paycom Software, Inc.

7501 W. Memorial Road

Oklahoma City, Oklahoma 73142

(405) 722-6900

SUPPLEMENT TO PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 29, 2024

To the Stockholders of Paycom Software, Inc.:

This proxy statement supplement, dated April 5, 2024 (this “Supplement”), supplements the Definitive Proxy Statement on Schedule 14A of Paycom Software, Inc. (the “Company”), dated March 28, 2024 (the “Proxy Statement”), for the Company’s Annual Meeting of Stockholders to be held on April 29, 2024 (the “Annual Meeting”).

THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

EXCEPT AS SPECIFICALLY SUPPLEMENTED BY THE INFORMATION CONTAINED HEREIN, THIS SUPPLEMENT DOES NOT MODIFY ANY OTHER INFORMATION SET FORTH IN THE PROXY STATEMENT.

Sales Leadership Transition

On April 1, 2024, the Board of Directors of the Company appointed Amy Walker to serve as Executive Vice President of Sales. In this position, Ms. Walker is responsible for leading and managing the Company’s sales organization.

Ms. Walker has been with the Company for nearly 14 years and has served in various senior leadership roles within the Company’s sales organization since November 2016, including as a Regional Vice President of Sales and most recently as Executive Vice President of Outside Sales. Previously, Ms. Walker was a Sales Manager from January 2012 to November 2016 and Executive Sales Representative from June 2010 to January 2012. She earned her bachelor’s degree in marketing from Missouri State University.

In her new role, Ms. Walker’s annual base salary is $517,000. In connection with her promotion, the Company granted to Ms. Walker an award (the “Walker Award”) of 4,000 target performance-based restricted stock units (the “Target Units”), subject to the terms and conditions of the Paycom Software, Inc. 2023 Long-Term Incentive Plan (the “2023 LTIP”) and a Restricted Stock Unit Award Agreement – Performance-Based Vesting (the “PSU Award Agreement”), which provides for performance-based vesting based on achievement of revenue performance goals for the performance period that began January 1, 2024 and ends December 31, 2024. Pursuant to the PSU Award Agreement, 75% of the Target Units will vest if the threshold performance level is achieved, 100% of the Target Units will vest if the target performance level is achieved and 125% of the Target Units will vest if the maximum performance level is achieved. Consistent with the terms of a bonus program established prior to Ms. Walker’s promotion, she is eligible to receive a 2024 cash bonus of $600,000, payable in four quarterly installments. Effective April 4, 2024, the Company and Ms. Walker entered into a letter agreement (the “Walker Letter Agreement”) setting forth certain terms of Ms. Walker’s continued employment and the compensation she is to receive in her new role, including but not limited to her annual base salary, the Walker Award and her cash bonus opportunity for 2024, each as described above. The foregoing descriptions of the terms of the PSU Award Agreement and the Walker Letter Agreement are not complete and are qualified in their entirety by reference to the full text of the PSU Award Agreement and the Walker Letter Agreement, respectively. A form of the PSU Award Agreement was filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on April 5, 2024 (the “Leadership Transition Form 8-K”). A copy of the Walker Letter Agreement was filed as Exhibit 10.2 to the Leadership Transition Form 8-K.

Holly Faurot, the Company’s former Chief Sales Officer, will transition to a non-employee consulting role. In connection with this transition, Ms. Faurot entered into an Independent Consultant and Services Agreement (the “Consulting Agreement”) with the Company’s wholly owned subsidiary, Paycom Payroll, LLC (“Paycom”), and a Release and Award Cancellation and Acceleration Agreement (the “Release Agreement”) with the Company, each dated April 4, 2024.

Pursuant to the Consulting Agreement, Ms. Faurot will provide Paycom with her client success expertise and knowledge, and general business consulting. The term of the Consulting Agreement commenced on April 4, 2024 and will continue for a term of 12 months (the “Consulting Term”), during which time Ms. Faurot will be paid $42,557 per month (the “Fees”). The Consulting Agreement includes customary confidentiality provisions and includes non-solicitation provisions applicable during the Consulting Term and for 24 months following termination for any reason. Pursuant to the Consulting Agreement, Ms. Faurot agreed that, during the Consulting Term, she will notify Paycom at least 10 days prior to providing services to, or on behalf of, any Related Business (as defined in the Consulting Agreement). The Consulting Agreement is terminable by Paycom (i) immediately upon written notice to Ms. Faurot if Ms. Faurot materially breaches the Consulting Agreement (including failure to provide notice as described in the preceding sentence) and (ii) immediately upon written notice to Ms. Faurot if she notifies Paycom of her intent to provide services to or on behalf of any Related Business. In the event of termination of the Consulting Agreement by Paycom as described in the preceding sentence, Paycom will be entitled to reimbursement of the Fees paid to Ms. Faurot. Pursuant to the Release Agreement, Ms. Faurot agreed to (i) the cancellation of certain unvested equity incentive awards previously granted under the Paycom Software, Inc. 2014 Long-Term Incentive Plan and under the 2023 LTIP and (ii) a release of claims against the Company and its successors, assigns, parents, divisions, subsidiaries, and affiliates, and its present and former officers, directors, employees, agents, fiduciaries, and employee benefit plans. Specifically, the Release Agreement provides for the cancellation of (i) 30,370 unvested shares of restricted stock, (ii) 5,902 unvested restricted stock units and (iii) 10,782 unvested performance-based restricted stock units. As consideration for the cancellation of the specified unvested equity incentive awards and the release of claims, the Company accelerated vesting of 3,000 shares of time-based restricted stock previously granted to Ms. Faurot under the 2023 LTIP, effective April 4, 2024.

The foregoing descriptions of the terms of the Consulting Agreement and the Release Agreement are not complete and are qualified in their entirety by reference to the full text of the Consulting Agreement and the Release Agreement, respectively, copies of which were filed as Exhibit 10.3 and Exhibit 10.4, respectively, to the Leadership Transition Form 8-K.

Voting Matters

Please note that any proxy card that you received has not changed and may still be used to vote your shares in connection with the Annual Meeting. If you have already submitted your vote, you do not need to take any further action. Information on how to vote your shares and how to change your vote or revoke your proxy is contained in the Proxy Statement. The Company urges stockholders to vote their shares prior to the Annual Meeting by using one of the methods described in the Proxy Statement.

By Order of the Board of Directors,

/s/ Craig E. Boelte

Craig E. Boelte

Chief Financial Officer

April 5, 2024